Exhibit 99.1

SCHEDULE A

DERE CONSTRUCTION TAAHHUT A.S.

The principal business address of each individual listed below is Akdeniz Mah, Cumhuriyet Bulvari, Bulvar Is Hani 109/27, 35210 Konak, Izmir Turkey.

Name of Officer or Director	Principal Occupation or Employment	Citizenship
Zeki Bora Turan	Chairman of the Board, Dere Construction	Turkey
Emre Birhekimoglu	Commercial Manager, Dere Construction	Turkey
Orcun Ersezgin	General Coordinator, Dere Construction	Turkey
Busra Onur Ari	Technical Office Manager, Dere Construction	Turkey

SCHEDULE B-1

Date	Aggregate Number of Shares of Common Stock	Percent of Outstanding Shares of Common Stock
December 4, 2023	4,466,640	10.5%(1)
December 19, 2024	5,612,769	11.8%(2)
December 20, 2024	6,270,769	13.2%(2)
December 23, 2024	9,203,987	19.4%(2)
December 25, 2024	10,530,890	22.1%(2)
January 23, 2025	11,215,441	23.5%(2)
January 29, 2025	11,758,441	24.7%(2)

(1)	Based upon 42,571,228 shares of Common Stock outstanding as of October 31, 2023, according to the Company’s Quarterly Report on Form 10-Q filed on November 2, 2023.
(2)	Based upon 47,562,684 shares of Common Stock outstanding as of October 31, 2024, according to the Company’s Quarterly Report on Form 10-Q filed on November 7, 2024.

SCHEDULE B-2

Date	Number of Shares of Common Stock
December 4, 2023	4,440,265
December 19, 2024	5,191,749
December 23, 2024	7,151,987
December 25, 2024	7,592,209
January 23, 2025	7,592,209
January 29, 2025	7,592,209

SCHEDULE B-3

Date	Number of Shares of Common Stock
December 4, 2023	26,375
December 19, 2024	0
December 23, 2024	0
December 25, 2024	0
January 23, 2025	0
January 29, 2025	0

SCHEDULE B-4

Date	Number of Shares of Common Stock
December 4, 2023	0
December 19, 2024	421,020
December 23, 2024	2,052,000
December 25, 2024	2,938,681
January 23, 2025	3,623,232
January 29, 2025	4,166,232

SCHEDULE B-5

Date	Number of Shares of Common Stock
December 4, 2023	4,440,265
December 19, 2024	5,191,749
December 23, 2024	7,151,987
December 25, 2024	7,592,209
January 23, 2025	7,592,209
January 29, 2025	7,592,209

SCHEDULE B-6

Date	Number of Shares of Common Stock
December 4, 2023	26,375
December 19, 2024	0
December 23, 2024	0
December 25, 2024	0
January 23, 2025	0
January 29, 2025	0

SCHEDULE B-7

Date	Number of Shares of Common Stock
December 4, 2023	0
December 19, 2024	421,020
December 23, 2024	2,052,000
December 25, 2024	2,938,681
January 23, 2025	3,623,232
January 29, 2025	4,166,232

SCHEDULE B-8

Name of Reporting Person	Date of Transaction	Transaction (Purchase or Sale)	Number of Securities	Price Per Share ($)
Dere Construction	December 16, 2024	Purchase	26,000	$1.2515 (1)
Dere Construction	December 18, 2024	Purchase	2,440	$1.22
Dere Construction	December 19, 2024	Purchase	393,020	$1.23(2)
Mr. Turan	December 19, 2024	Purchase	206,830	$1.2465(3)
Dere Construction	December 20, 2024	Purchase	399,000	$1.18(4)
Mr. Turan	December 20, 2024	Purchase	1,057,000	$1.19(5)
Mr. Turan	December 23, 2024	Sale	1,999	$2.06
Dere Construction	December 23, 2024	Purchase	699,000	$1.84(6)
Dere Construction	December 23, 2024	Purchase	532,980	$2.38(7)
Mr. Turan	December 23, 2024	Purchase	1,703,237	$1.81(8)
Dere Construction	December 24, 2024	Purchase	252,615	$1.82(9)
Mr. Turan	December 24, 2024	Purchase	218,171	$2.01(10)
Dere Construction	December 25, 2024	Purchase	634,066	$1.94(11)
Mr. Turan	December 25, 2024	Purchase	222,051	$2.03(12)
Dere Construction	January 6, 2025	Purchase	115,551	$1.97(13)
Dere Construction	January 20, 2025	Purchase	12,000	$1.59(14)
Dere Construction	January 23, 2025	Purchase	557,000	$1.45(15)
Dere Construction	January 28, 2025	Purchase	224,000	$1.69(16)
Dere Construction	January 29, 2025	Purchase	319,000	$1.73(17)
Dere Construction	January 30, 2025	Purchase	14,000	$1.56(18)
Mr. Kirmizioglu	February 12, 2025	Purchase	100	$1.30

(1)	Reflects the average purchase price. The range of prices for such transaction is $1.24 to $1.26.
(2)	Reflects the average purchase price. The range of prices for such transaction is $1.17 to $1.26.
(3)	Reflects the average purchase price. The range of prices for such transaction is $1.23 to $1.26.
(4)	Reflects the average purchase price. The range of prices for such transaction is $1.13 to $1.24.
(5)	Reflects the average purchase price. The range of prices for such transaction is $1.14 to $1.26.
(6)	Reflects the average purchase price. The range of prices for such transaction is $1.23 to $2.23.
(7)	Reflects the average purchase price. The range of prices for such transaction is $2.24 to $2.53.
(8)	Reflects the average purchase price. The range of prices for such transaction is $1.35 to $2.29.
(9)	Reflects the average purchase price. The range of prices for such transaction is $1.78 to $2.31.
(10)	Reflects the average purchase price. The range of prices for such transaction is $1.81 to $2.39.
(11)	Reflects the average purchase price. The range of prices for such transaction is $1.69 to $2.14.
(12)	Reflects the average purchase price. The range of prices for such transaction is $1.96 to $2.12.
(13)	Reflects the average purchase price. The range of prices for such transaction is $1.93 to $2.01.
(14)	Reflects the average purchase price. The range of prices for such transaction is $1.58 to $1.60.
(15)	Reflects the average purchase price. The range of prices for such transaction is $1.34 to $1.58.
(16)	Reflects the average purchase price. The range of prices for such transaction is $1.60 to $1.77.
(17)	Reflects the average purchase price. The range of prices for such transaction is $1.65 to $1.80.
(18)	Reflects the average purchase price. The range of prices for such transaction is $1.54 to $1.58.

SCHEDULE B-9

Name of Reporting Person	Date of Transaction	Transaction (Purchase or Sale)	Number of Securities	Price Per Share ($)
Mr. Turan	October 5, 2023	Purchase	271,051	$2.40(1)
Mr. Turan	October 6, 2023	Purchase	526,007	$2.35(2)
Mr. Turan	October 9, 2023	Purchase	1,947,196	$2.37(3)
Mr. Turan	October 10, 2023	Purchase	124,100	$2.57(4)
Mr. Turan	October 11, 2023	Sale	197,195	$2.87(5)
Mr. Turan	October 16, 2023	Purchase	306,151	$2.42(6)
Mr. Turan	October 17, 2023	Purchase	605,909	$2.61(7)
Mr. Turan	October 20, 2023	Purchase	207,846	$2.16(8)
Mr. Turan	October 25, 2023	Purchase	50,500	$2.29(9)
Mr. Turan	October 26, 2023	Purchase	14,000	$2.17(10)
Mr. Turan	October 27, 2023	Purchase	438,079	$2.28(11)
Mr. Turan	October 30, 2023	Purchase	209,000	$2.32(12)
Mr. Turan	November 1, 2023	Purchase	9,540	$2.38
Mr. Birhekimoglu	November 2, 2023	Purchase	26,375	$2.22(13)

(1)	Reflects the average purchase price. The range of prices for such transaction is $2.35 to $2.45.
(2)	Reflects the average purchase price. The range of prices for such transaction is $2.30 to $2.44.
(3)	Reflects the average purchase price. The range of prices for such transaction is $2.30 to $2.53.
(4)	Reflects the average purchase price. The range of prices for such transaction is $2.51 to $2.62.
(5)	Reflects the average purchase price. The range of prices for such transaction is $2.82 to $2.90.
(6)	Reflects the average purchase price. The range of prices for such transaction is $2.37 to $2.45.
(7)	Reflects the average purchase price. The range of prices for such transaction is $2.08 to $2.61.
(8)	Reflects the average purchase price. The range of prices for such transaction is $2.06 to $2.21.
(9)	Reflects the average purchase price. The range of prices for such transaction is $2.27 to $2.30.
(10)	Reflects the average purchase price. The range of prices for such transaction is $2.17 to $2.18.
(11)	Reflects the average purchase price. The range of prices for such transaction is $2.21 to $2.37.
(12)	Reflects the average purchase price. The range of prices for such transaction is $2.31 to $2.35.
(13)	Reflects the average purchase price. The range of prices for such transaction is $2.21 to $2.22.

SCHEDULE B-10

Date of Transfer	Transferor	Transferee	Number of Shares of Common Stock	Consideration
September 15, 2023	Dere Construction	Mr. Turan	1,227,708	$7,041,881.91
December 25, 2023	Mr. Turan	Dere Construction	4,440,265	$14,635,940.28
January 8, 2024	Dere Construction	Mr. Turan	4,440,265	$14,635,940.28
July 30, 2024	Mr. Birhekimoglu	Mr. Turan	26,375	$58,522.00
November 25, 2024	Dere Construction	Mr. Turan	518,279	$1,708,344.10